Exhibit 99.3

Pro Forma Financial Information

Index to Pro Forma Statements

Page

Report of Independent Registered Accountants	1

Pro Forma Consolidated Balance Sheets as of September 30, 2012	2

Consolidated Pro Forma Statement of Operations as of September 30, 2012	3

Notes to Pro Forma Financial Information	4

Review Report of Independent Registered Accountants

To the Board of Directors and Shareholders
GlyEco, Inc.
Phoenix, AZ

We have reviewed the pro forma adjustments reflecting the acquisition by GlyEco, Inc. of Antifreeze Recycling, Inc. as described in the notes to the pro forma consolidated financial statements, and the application of those adjustments to the historical amounts in the accompanying pro forma condensed consolidated balance sheet of GlyEco, Inc. as of September 30, 2012, giving effect to the acquisition at October 12, 2012, and the pro forma condensed statement of operations for the nine months ended September 30, 2012. The historical condensed consolidated financial statements are derived from the historical unaudited financial statements of GlyEco, Inc. (and consolidated subsidiary) as filed with the US Securities and Exchange Commission, which was reviewed by us; and of Antifreeze Recycling, Inc. which was reviewed by us. Such pro forma adjustments are based on management's assumptions as described in the notes to the pro forma consolidated financial statements. The Company’s management is responsible for the pro forma consolidated financial statements.

Our review was conducted in accordance with attestation standards established by the Public Company Accounting Oversight Board. A review is substantially less in scope than an examination, the objective of which is the expression of an opinion on management's assumptions, the pro forma adjustments and the application of those adjustments to historical financial information. Accordingly, we do not express such an opinion.

The objective of these pro forma consolidated financial statements is to show what the significant effects on the historical financial information might have been had the reverse merger transaction occurred at an earlier date. However, the pro forma condensed consolidated financial statements are not necessarily indicative of the results of operations or related effects on financial position that would have been attained had the reverse merger actually occurred earlier.

Based on our review, nothing came to our attention that caused us to believe that management's assumptions do not provide a reasonable basis for presenting the significant effects directly attributable to the reverse merger as described in the notes to the pro forma consolidated financial statements.

Jorgensen & Co.
(a PCAOB Registered Firm)

/s/Jorgensen & Co.

January 14, 2013
Lehi, UT 84043

GlyEco, Inc. & Subsidiaries
Pro Forma Consolidated Balance Sheets
September 30, 2012

		Antifreeze
	GlyEco,	Recycling,	Pro Forma		Pro Forma
	Inc.	Inc.	Adjustments		Consolidated
	(A)	(B)
	(Unaudited)	(Unaudited)	(Unaudited)		(Unaudited)
ASSETS
Current assets
Cash	$950,235	$4,276	$(103,180)	(a)	$851,331
Accounts receivable	136,646	7,441	14,778	(b)	158,865
Inventory	16,207	14,202	(11,005)	(c)	19,404
Prepaid expenses	4,550	-	-		4,550
Total current assets	1,107,638	25,919	(99,407)		1,034,150

Property, plant and equipment
Plant and equipment	407,870	166,743	10,433	(d)	585,046
Accumulated depreciation	(43,579)	(115,581)	115,581	(d)	(43,579)
Property plant and equipment net	364,291	51,162	126,014		541,467

Other assets
Due from officer	-	14,231	(14,231)	(e)	-
Goodwill	78,044	-	71,324	(f)	149,368
Other intangible assets	10,000	-	10,000	(g)	20,000
Total other assets	88,044	14,231	67,093		169,368

Total assets	$1,559,973	$91,312	$93,700		$1,744,985

LIABILITIES AND SHAREHOLDERS' EQUITY (DEFICIT)
Current liabilities
Accounts payable	$205,109	$6,499	$2,013	(h)	$213,621
Interest payable	565,976	-	-		565,976
Due to related parties	474,131	12,150	(12,150)	(i)	474,131
Other current liabilities		67,946	(86,754)	(i)	(18,808)
Total current liabilities	1,245,216	86,595	(96,891)		1,234,920

Long-term liabilities
Convertible note payable	1,000,000	-	-		1,000,000
Other long-term liabilities		35,989	(35,989)	(j)	-
Total long-term liabilities	1,000,000	35,989	(35,989)		1,000,000

Total liabilities	2,245,216	122,584	(132,880)		2,234,920

Shareholders' equity (deficit)
Common stock: 300,000,000, $0.0001 par value shares authorized; 26,631,991 shares issued and outstanding	2,583	2,000	(1,965)	(k)	2,618
Preferred stock: 10,000,000, $0.0001 par values shares authorized, none issued	-	-	-		-
Additional paid-in capital	7,931,377	-	176,465	(k)	8,107,842
Options and warrants outstanding	129,347	-	-		129,347
Accumulated earnings (deficit)	(8,748,550)	(33,272)	52,080	(l)	(8,729,742)
Total shareholders' equity (deficit)	(685,243)	(31,272)	226,580		(489,935)

Total liabilities and shareholders' equity (deficit)	$1,559,973	$91,312	$93,700		$1,744,985

The financial information presented herein has been prepared by management with review by independent certified public accountants
See accompanying notes to pro forma financial information

GlyEco, Inc. & Subsidiaries
Pro Forma Consolidated Statement of Operations
September 30, 2012

		Antifreeze
	GlyEco,	Recycling,	Pro Forma	Pro Forma
	Inc.	Inc.	Adjustments	Consolidated
	(A)	(B)
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)

Net Sales	$895,390	$264,150	$-	$1,159,540
Cost of goods sold	738,780	221,835	-	960,615
Gross profit	156,610	42,315	-	198,925

Operating expenses
Compensation	713,491	45,000	-	758,419
Legal fees	265,361	-	-	265,361
General and administrative	308,379	15,630	-	324,009
Total expenses	1,287,231	60,630	-	1,347,861

Other income (expenses)
Interest income	522	-	-	522
Interest expense	(135,075)	(6,113)	-	(141,188)
Total other income (expenses)	(134,553)	(6,113)	-	(140,666)

Income (loss) from operations before income tax	$(1,265,174)	$(24,428)	$-	$(1,289,602)

Income taxes	-	-	-	-

Net income (loss)	$(1,265,174)	$(24,428)	$-	$(1,289,602)

Primary and fully diluted loss per share	$(0.05)	$(12.21)	$-	$(12.26)

Weighted average common shares outstanding (basic and diluted)	24,760,292	2,000	351,000	25,113,292

The financial information presented herein has been prepared by management with review by independent certified public accountants
See accompanying notes to pro forma financial information

GlyEco, Inc. & Subsidiaries
Notes to Pro Forma Consolidated Financial Statements
September 30, 2012

1. BACKGROUND – PURCHASE AGREEMENT

On October 9, 2012 GlyEco, Inc. (“GlyEco”) entered into a purchase agreement (“Agreement”) in which it acquired substantially all of the assets of Antifreeze Recycling, Inc. (“ARI”).

The principal provisions of the Agreement include:

•
Purchase Price: ARI agreed to sell the business and all of the assets, with the exception of excluded assets, and properties of ARI in consideration for an aggregate purchase price of $275,404 (the “Purchase Price”) comprised of an aggregate of 353,000 restricted shares of common stock of the Company (the “Shares”), with a fair market value of $0.50 per share, par value of $0.0001, and assumption of debt in an amount of $98,904.  The Shares will be deemed to be “restricted” under Rule 144 promulgated under the Securities Act of 1933, as amended (the “Securities Act”), and certificates evidencing the Shares shall bear a restrictive Securities Act legend.

•	Assets Purchased exclude: Physical possession of organizational documents, computers, personal mobile phone numbers, and accounts receivable equal to or greater than 90 days old.

•	Closing Date: The “Closing Date” or “Closing” was to occur on October 26, 2012, effective as of October 26, 2012, or on such later date when all conditions under the Agreement are satisfied in full. All conditions were satisfied and the actual closing occurred on October 29, 2012, with the effective date of October 26, 2012.

•
Amendment No. 1: On October 26, 2012, GlyEco Acquisition Corp. #7, GlyEco Acquisition Corp. #6, an Arizona corporation and wholly-owned subsidiary of the Company (the “Acquisition Sub”), and ARI entered into a Novation Agreement and Amendment No. 1 to the Agreement (the “Novation and Amendment”) in which minor procedural amendments were made.

A copy of the purchase agreement is attached as Exhibit 10.1 filed with the SEC on October 9, 2012. The Amendment and Novation to the purchase agreement are attached as Exhibit 10.1 filed with the SEC on November 1, 2012. The foregoing description of the purchase agreement is qualified in its entirety by reference to the full text of the exhibit to the Form 8-K and 8-K/A, respectively.

2. NOTES TO PRO FORMA (UNAUDITED) CONSOLIDATED FINANCIAL STATEMENTS

NOTE A.
The financial information presented in the Pro Forma Consolidated Balance Sheets as of September 30, 2012 and the Pro Forma Consolidated Operations Statements as of September 30, 2012 as they pertain to GlyEco, Inc. were derived from GlyEco’s 10-Q filed August 14, 2012.

NOTE B.
The financial information presented in the Pro Forma Consolidated Balance Sheets as of September 30, 2012 and the Pro Forma Consolidated Operations Statements as of September 30, 2012 as they pertain to Antifreeze Recycling, Inc. were derived from ARI’s September 30, 2012 Reviewed Financial Statements. A copy of the September 30, 2012 Reviewed Financial Statements for Antifreeze Recycling, Inc. are attached as Exhibit 99.2 filed with the SEC on January 14, 2013.

3. NOTES TO UNAUDITED PRO FORMA COMBINED BALANCE SHEET

The following adjustments were made to the historical balance sheets.  The adjustments correspond with the heading “Pro Forma Adjustments” in the accompanying Unaudited Pro Forma Combined Balance Sheet.

(a)  As of the October 26, 2012 acquisition date, ARI had a cash balance of $0, reducing ARI’s historical cash balance by ($4,276).  Additionally, consideration in the transaction included $98,904 that was paid in cash against the liabilities held by ARI.  These resulted in a pro forma adjustment of ($103,180).

(b)  As of the October 26, 2012 acquisition date, the value of ARI’s accounts receivable had increased to $22,219, resulting in a pro forma adjustment of $14,778.

(c)  As of the October 26, 2012 acquisition date, the value of ARI’s inventory had decreased to $3,197, resulting in a pro forma adjustment of ($11,005).

(d)  Based on the independent analysis of an equipment appraiser, the Company determined that the fair market value of ARI’s equipment, as of the October 26, 2012 acquisition date, was $177,176. The equipment acquired is expected to be depreciated on a straight-line basis over 3-20 years.

(e)  As of the October 26, 2012 acquisition date, there were no amounts due and owing from any officers of ARI, resulting in a pro forma adjustment of ($14,231).

(f)  Goodwill of $71,324 was recorded as a result of the acquisition.

Inventory	$3,197
Accounts receivable	22,219
Equipment	177,176
Intangible assets	10,000
Goodwill	71,324
Accounts payable	(8,512)
$275,404

(g)  Intangible assets recorded as a result of the acquisition included trade names, trademarks and customer relationships.

(h)  As of the October 26, 2012 acquisition date, the value of ARI’s accounts payable had increased to $8,512, resulting in a pro forma adjustment of $2,013.

(i)  Consideration in the transaction included $98,904 that was paid in cash against the liabilities held by ARI.  This resulted in a pro forma adjustment reducing the amounts owed to related parties and for other current liabilities.

(j)  As of the October 26, 2012 acquisition date, no long-term liabilities existed, resulting in a pro forma adjustment of ($35,989).

(k)  Consideration paid included 353,000 shares with a fair market value of $0.50 (based upon the volume of shares sold at this price for the same type of unregistered and restricted security), with par value of $0.0001, resulting in a pro forma adjustment to capital stock and additional paid in capital, totaling $176,500.

(l)  As of the October 26, 2012 acquisition date, ARI had an additional $18,808 in current liabilities that did not previously exist in the historical financial statements.  This amount was paid in cash by GlyEco as part of the consideration paid for liabilities held by ARI.  The $18,808 was aggregated with the historical value for ARI’s accumulated deficit, $33,272, for a total of $52,080, and eliminated.